Exhibit 10.1

ASSET PURCHASE AGREEMENT

BY AND
BETWEEN

ANESTA AG,
as Buyer

and

E. CLAIBORNE ROBINS COMPANY, INC.,
as Seller

August 23, 2007

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibits

Exhibit A                Form of Assignment and Assumption Agreement

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of August 23, 2007, by and between ANESTA AG, a company organized under the laws of Switzerland (“Buyer”), and E. CLAIBORNE ROBINS COMPANY, INC., a Virginia corporation d/b/a “ECR Pharmaceuticals” (“Seller”).

RECITALS

WHEREAS, Seller is engaged in the business of developing, manufacturing (or having manufactured), marketing, in-licensing, selling and distributing the Product (as defined below) in the Territory (the “Business”).

WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of Seller’s assets and properties, tangible and intangible, associated with the Business and the Product.

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent is executing and delivering to Seller a guarantee of all of the obligations of Buyer hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

ARTICLE I.     DEFINITIONS

Section 1.01           DEFINED TERMS.

As used in this Agreement, the following defined terms have the meanings described below:

(a)           “Action or Proceeding” means any claim, action, charge, complaint, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties, or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

(b)           “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with” means the power to direct or cause the direction of the

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

management or policies of a Person, whether through the ownership of voting securities or by contract, resolution or regulation.

(c)           “Agreement” has the meaning set forth in the Preamble hereto.

(d)           “Allocation” has the meaning set forth in Section 4.03(a).

(e)           “Allocation Statement” has the meaning set forth in Section 4.03(a).

(f)            “Assets and Properties” and “Assets or Properties” of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

(g)           “Assignment and Assumption Agreement” means the Assignment and Assumption Agreement in the form of Exhibit A attached hereto.

(h)           “Assumed Liabilities” means (i) all Liabilities and obligations of Seller under or pursuant to the Product Contracts to be performed following the Closing, except to the extent such Liabilities and obligations, but for the breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of such breach or default and (ii) all Liabilities in respect of Taxes other than Taxes for which Seller is liable pursuant to Sections 4.04 and 8.13.

(i)            “Base Purchase Price” has the meaning set forth in Section 4.01.

(j)            “Books and Records” means all files, documents, instruments, papers, books and records (scientific or financial) of Seller to the extent relating to the Purchased Assets, the Product or Business (other than Marketing Materials), including any pricing lists, customer lists (to the extent owned by Seller), vendor lists, financial data, regulatory information or files (including adverse event reports and annual regulatory reports), litigation, adverse claims or demands, investigation information or files, Trademark registration certificates, Trademark renewal certificates, and other documentation relating to Intellectual Property, the Product or the Regulatory Approvals, but excluding any such items specifically prepared by Seller for the negotiation of this Agreement.

(k)           “Business” has the meaning set forth in the recitals to this Agreement.

(l)            “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York City or Switzerland are authorized or obligated by Law to be closed.

(m)          “Buyer” has the meaning set forth in the preamble to this Agreement.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(n)           “Buyer Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

(o)           “Buyer Disclosure Schedule” has the meaning set forth in the preamble of Article VII to this Agreement.

(p)           “Buyer Governmental Consents” has the meaning set forth in Section 7.04.

(q)           “Buyer Group Member” has the meaning set forth in Section 11.02(a).

(r)            “Change of Control” means a transaction which results in:  (a) the voting securities of Parent immediately prior to such transaction ceasing to represent at least fifty percent (50%) of the combined voting power of Parent or the Successor Entity to Parent immediately after such transaction; (b) any third party (other than a trustee or other fiduciary holding securities under an employee benefit plan and other than any Affiliate of Buyer) becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Parent or Buyer; or (c) a sale or other disposition to a third party (other than any Affiliate of Buyer) of all or substantially all of the assets or business of Parent or Buyer.

(s)           “Closing” has the meaning set forth in Section 5.01.

(t)            “Closing Date” means the date that the Closing actually occurs as provided in Section 5.01.

(u)           “Commercially Reasonable Efforts” has the meaning set forth in Section 4.02(c).

(v)           “Code” means the Internal Revenue Code of 1986.

(w)          “Contaminant” has the meaning set forth in Section 6.13(b).

(x)            “Contract” means any and all commitments, contracts, purchase orders, leases, licenses, sublicenses, notes, instruments or other agreements, undertakings or arrangements of any nature, whether written or oral.

(y)           “Copyrights” means United States and non-U.S. copyrights (as defined in 17 U.S.C. § 901), whether registered or unregistered, and pending applications to register the same.

(z)            “Corporate Names” has the meaning set forth in Section 8.08(a).

(aa)         “Damages” has the meaning set forth in Section 11.02(a).

(bb)         “Encumbrance” means any mortgage, pledge, assessment, security interest, deed of trust, easement, encroachment, lease, lien, adverse claim, defect of title, levy, charge, preference, priority, right of first refusal, covenant or other encumbrance or restriction of any

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

(cc)         “Environmental Law” has the meaning set forth in Section 6.13(b).

(dd)         “Eurand” means Eurand, Inc. (formerly doing business as Eurand America, Inc.), a Nevada corporation.

(ee)         “Eurand Agreement” means that certain Development, License and Contract Manufacturing Agreement dated July 3, 2000 between Seller and Eurand, as amended by Amendment No. 1 dated June 15, 2007, the Eurand Amendment and three addenda dated March 11, 2003, July 18, 2003 and August 6, 2003, respectively.

(ff)           “Eurand Amendment” means Amendment No. 2 to the Eurand Agreement, dated August 23, 2007, between Seller and Eurand.

(gg)         “Eurand Intellectual Property” means the Intellectual Property rights of Eurand related to the Product, the Business or the Purchased Assets, as such rights are described in, identified in or established under the Eurand Agreement (as amended by the Eurand Amendment).

(hh)         “Excluded Assets” has the meaning set forth in Section 2.02.

(ii)           “Excluded Liabilities” has the meaning set forth in Section 3.02.

(jj)           “Expiration Date” means the date two years after the Closing Date.

(kk)         “FDA” means the United States Food and Drug Administration.

(ll)           “FDCA” shall mean the Federal Food, Drug and Cosmetic Act.

(mm)       “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, arbitration panel or authority, authority, agency, commission, official or other instrumentality of the United States or other country, or any supra-national organization, state, county, city or other political subdivision or any self-regulatory organization.

(nn)         “Indemnification Claim Notice” has the meaning set forth in Section 11.02(c).

(oo)         “Indemnified Party” has the meaning set forth in Section 11.02(c).

(pp)         “Indemnifying Party” has the meaning set forth in Section 11.02(c)

(qq)         “Intellectual Property” means any and all of the following intellectual property rights: (i) Know-How; (ii) Patents; (iii) Copyrights; (iv) internet domain names; and (v) Trademarks.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(rr)           “Inventory” means all inventory of Product packaged in commercial bottles or physician sample units and all work-in-process (including all inventory of Product in bulk lots) owned by Seller, whether held at a location or facility of Seller (or any other Person on behalf of Seller) or in transit to or from Seller (or any such other Person).

(ss)         “Know-How” means, to the extent relating to the Product, the Purchased Assets or the Business, all Product specifications, technical knowledge, expertise, skill, practice, procedures, formulae, trade secrets, inventions, confidential information, analytical methodology, processes, methods, preclinical, clinical, stability and other data and results, market studies, customer lists, supplier lists, mailing lists, business plans and other proprietary information, and all other experience and know-how, in each case in tangible form, whether or not patentable.

(tt)           “Knowledge” with respect to Seller means the actual knowledge of the Persons listed in Section 1.01(tt) of the Seller Disclosure Schedule, after due inquiry.

(uu)         “Law” means any law, statute, code, treaty, order, ordinance, rule, regulation or other requirement promulgated or enacted by any Governmental or Regulatory Authority.

(vv)         “Liability” means any liability, debt or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due).

(ww)       “Marketing Materials” means (i) all market research, marketing plans, media plans, advertising, marketing-related clinical study results, form letters and medical queries, sales training materials, customer lists and information with respect to sales of Product (including doctors and pharmacists), promotional and marketing books and owned by Seller and used in connection with the marketing and promotion of the Product; and (ii) those items of advertising and promotional materials and literature owned by Seller as of the Closing and used in connection with the advertising and promotion of the Product, provided that “Marketing Materials” shall exclude the labeling of the Product, which shall be deemed part of the Regulatory Approvals.

(xx)          “Material Adverse Effect” means an effect or condition that individually or in the aggregate is materially adverse to:  (i) the Purchased Assets; (ii) the results of operations, business, operations, condition (financial or otherwise) or prospects of the Business; or (iii) Seller’s ability to consummate the transactions contemplated hereby.

(yy)         “Net Sales” means the aggregate amount invoiced on account of sales of the Product by Buyer or any of its Affiliates or their sublicensees to a third party in the Territory (but not including sales between Buyer and its Affiliates where the Product is intended for resale) less the following reductions relating to such sales: (a) trade, quantity and cash discounts or rebates, which are not already reflected in the amount invoiced; (b) any adjustments or allowances on account of price adjustments, billing errors, rejected goods, damaged goods and returns; (c) credits, volume rebates, charge-back and prime vendor rebates, fees, reimbursements or similar

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

payments granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations or other institutions or health care organizations, which are not already reflected in the amount invoiced; (d) any tax, tariff, customs duty, excise or other duty or other governmental charge (other than a tax on income) levied on the sale, transportation or delivery of the Product and borne by the seller thereof, itemized on the applicable invoice and remitted to the applicable taxing authority; (e) payments or rebates paid in connection with sales of the Product to any governmental or regulatory authority in respect of any state or federal Medicare, Medicaid or similar programs, which are not already reflected in the amount invoiced; and (f) any invoiced charge for freight, insurance or other transportation costs charged to the customer.  For purposes of this definition, the Product shall be considered “sold” and “reductions” allowed when so recorded in Parent’s consolidated and consolidating financial statements prepared in accordance with generally accepted accounting principles.

(zz)          “Net Sales Milestone” has the meaning set forth in Section 4.02(a).

(aaa)       “Net Sales Milestone Payment” has the meaning set forth in Section 4.02(a).

(bbb)      “Net Sales Milestone Termination Date” means the date that is the later to occur of (i) twelve (12) years from the Closing Date and (ii) the date of the first commercial sale of a generic version of the Product in the Territory.

(ccc)       “Open Territories List” has the meaning set forth in Section 8.07.

(ddd)      “Order” means any writ, judgment, decree, injunction, award or similar order of any Governmental or Regulatory Authority, including any award in an arbitration proceeding (in each such case whether preliminary or final).

(eee)       “Ordinary Course of Business” means such action that is in the ordinary course of the Business and consistent with the past practices of the Business.

(fff)         “Parent” means Cephalon, Inc., a Delaware corporation.

(ggg)      “Patents” means United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions and reissues.

(hhh)      “Permits” has the meaning set forth in Section 6.10(a).

(iii)          “Permitted Encumbrance” means (i) any Encumbrance for Taxes not yet due or delinquent or for those Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established and (ii) any Encumbrance or imperfection of title on property that does not adversely affect title to, detract from the value of or impair the existing use of, the property affected by such Encumbrance or imperfection.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(jjj)          “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship, other business organization or entity, trust, union, association or Governmental or Regulatory Authority.

(kkk)       “Product” means cyclobenzaprine hydrochloride extended-release capsules (currently being marketed with the trade name AMRIX), as approved by the FDA and described in the New Drug Application for the Product identified in Section 6.10(a) of the Seller Disclosure Schedule.

(lll)          “Product Contract” has the meaning set forth in Section 6.05(a).

(mmm)    “Purchased Assets” means, subject to Section 2.02, all of the Assets and Properties of Seller used primarily in connection with the Product or the Business, including all right, title and interest of Seller in, to and under:  (i) the Intellectual Property owned by or licensed to Seller, to the extent used in connection with or pertaining to the Purchased Assets, the Product or the Business, including all rights in domain names used primarily in connection with the Business; (ii) the Eurand Agreement; (iii) all of the other Product Contracts; (iv) the Marketing Materials; (v) the Books and Records; (vi) the Regulatory Approvals and the other Permits; (vii) the Product; (viii) the Inventory; and (ix) all telephone, telex and telephone facsimile numbers and other directory listings utilized by Seller primarily in connection with the Business. The Purchased Assets do not include any fixed assets.

(nnn)      “Registered Intellectual Property” means all of the following Intellectual Property registered or filed in the Territory owned by or licensed to Seller, to the extent used in connection with or pertaining to the Purchased Assets, the Product or the Business:  (i) the Trademarks listed in Section 6.06(a) of the Seller Disclosure Schedule; (ii) the Internet domain names listed in Section 6.06(a) of the Seller Disclosure Schedule; (iii) the Patents listed in Section 6.06(a) of the Seller Disclosure Schedule; and (iv) the Copyrights listed in Section 6.06(a) of the Seller Disclosure Schedule.

(ooo)      “Regulatory Approvals” means, with respect to the Product, the New Drug Application for the Product identified in Section 6.10(a) of the Seller Disclosure Schedule, all supplements thereto and the official regulatory files and data in Seller’s possession as of the Closing relating thereto.

(ppp)      “Required Seller Third Party Consents” has the meaning set forth in Section 6.04(b).

(qqq)      “Release” has the meaning set forth in Section 6.13(b).

(rrr)         “Seller” has the meaning set forth in the Preamble to this Agreement.

(sss)       “Seller Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(ttt)         “Seller Disclosure Schedule” has the meaning set forth in the preamble to Article VI of this Agreement.

(uuu)      “Seller Governmental Consents” has the meaning set forth in Section 6.04(a).

(vvv)      “Seller Group Member” has the meaning set forth in Section 11.02(b).

(www)    “Seller Property” has the meaning set forth in Section 6.13(b).

(xxx)        “Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date.

(yyy)      “Successor Entity” means a successor entity to Buyer following a Change of Control.

(zzz)        “Tax” means all of the following tax in connection with the operations of the Business or the transactions contemplated hereby: (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, employment, payroll, production, withholding, value added, premium, property, environmental or windfall profit tax, or any other tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority; (ii) any Liability for the payment of any amounts of the type described in (i) above as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period; and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

(aaaa)     “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

(bbbb)    “Territory” means the United States of America, including its territories and possessions, Canada and Mexico.

(cccc)     “Third Party Claim” has the meaning set forth in Section 11.02(d).

(dddd)    “Trademarks” means United States, state and non-U.S. trademarks, service marks, trade names, designs, logos, slogans and general intangibles of like nature, whether registered or unregistered, and pending registrations and applications to register the foregoing, together with all goodwill of the Business associated with the foregoing.

Section 1.02           CONSTRUCTION OF CERTAIN TERMS AND PHRASES.

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (f) the term “including” or “includes” means “including without limitation” or “includes without limitation.”  The Seller Disclosure Schedule, Buyer Disclosure Schedule and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

ARTICLE II.     SALE AND ASSIGNMENT OF THE PURCHASED ASSETS

Section 2.01           SALE AND ASSIGNMENT OF THE PURCHASED ASSETS.

(a)           Subject to the terms and conditions of this Agreement, on the Closing Date, pursuant to the Assignment and Assumption Agreement, Seller shall sell, transfer, convey, assign and deliver to Buyer, free and clear from all Encumbrances other than Permitted Encumbrances, and Buyer shall purchase, acquire and accept from Seller all of Seller’s right, title and interest, as of the Closing, in and to the Purchased Assets.

(b)           Buyer acknowledges and agrees that the Eurand Agreement (i) contains a restriction on the right of Seller to manufacture, market or sell the Product outside of the Territory and (ii) does not provide any rights to manufacture, market, sell, distribute or otherwise exploit the Product outside of the Territory.

(c)           Notwithstanding anything contained in this Agreement to the contrary, (i) from and after the Closing Seller shall retain all of its right, title and interest in and to the Excluded Assets; and (ii) Seller may retain an archival copy of all Product Contracts, Books and Records, Marketing Materials and other documents or materials included in the Purchased Assets (but Seller shall not use any such archival copy for any other purposes than as an archive and shall maintain the confidentiality of such materials pursuant to Section 13.01).

Section 2.02           EXCLUDED ASSETS. Notwithstanding the provisions of Section 2.01, the Purchased Assets shall not include the following (herein referred to as the “Excluded Assets”):

(a)           except to the extent provided in Section 8.08, the Corporate Names;

(b)           Seller’s rights, claims or causes of action against third parties relating to the Assets and Properties, business or operations of Seller which might arise in connection with the discharge by Seller of the Excluded Liabilities;

(c)           all contracts of insurance;

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(d)           all corporate minute books and stock transfer books and the corporate seal of Seller;

(e)           all machinery, equipment, vehicles, furniture or other personal property;

(f)            all Assets and Properties relating to any employee benefit plan, program or arrangement of Seller;

(g)           all fixed assets;

(h)           all refunds of any Tax for which Seller is liable pursuant to Section 8.13;

(i)            any and all claims that Seller has or may have against Eurand under the Eurand Agreement with respect to, or arising out of, actions taken, events occurring or circumstances arising prior to the Closing Date; and

(j)            any other Assets and Properties of Seller not used in connection with the Product or the Business.

ARTICLE III.     ASSUMPTION OF ASSUMED LIABILITIES; EXCLUDED LIABILITIES.

Section 3.01           ASSUMPTION OF ASSUMED LIABILITIES.

Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall deliver to Seller the Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to satisfy, perform, pay and discharge all of the Assumed Liabilities.

Section 3.02           EXCLUDED LIABILITIES.

Buyer shall not assume or be obligated to satisfy, pay, perform or otherwise discharge any Liability or obligation of Seller not expressly assumed by Buyer pursuant to the Assignment and Assumption Agreement (all such Liabilities and obligations not being assumed being herein called the “Excluded Liabilities”) and, notwithstanding anything to the contrary in Section 3.01, none of the following shall be Assumed Liabilities for purposes of this Agreement:

(a)           any Liabilities in respect of Taxes for which Seller is liable pursuant to Section 8.13;

(b)           any payables and other Liabilities or obligations of Seller to any of Seller’s Affiliates;

(c)           any costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

(d)           any Liabilities or obligations in respect of any Excluded Assets;

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(e)           any Liabilities in respect of the lawsuits, claims, suits, proceedings or investigations set forth in Section 6.07 of the Seller Disclosure Schedule;

(f)            any product liability or claims for injury to person or property, regardless of when made or asserted, relating to any Product manufactured, marketed, sold or licensed by or on behalf of Seller prior to the Closing Date, but only if such liability or claim involves or relates to the inaccuracy or breach of any representation or warranty made by Seller in this Agreement; or

(g)           any recalls on or after the Closing Date mandated by any Governmental or Regulatory Authority of any Product manufactured, marketed, sold or licensed by or on behalf of Seller prior to the Closing Date, but only if such recall involves or relates to the inaccuracy or breach of any representation or warranty made by Seller in this Agreement.

ARTICLE IV.     PURCHASE PRICE AND PAYMENT

Subject to the terms and conditions set forth herein, the purchase price for the Purchased Assets shall be paid by Buyer in accordance with Sections 4.01 and 4.02.

Section 4.01           BASE PURCHASE PRICE.

As consideration for the Purchased Assets, Buyer shall, subject to the satisfaction or waiver of the conditions set forth in Article X, deliver or cause to be delivered to Seller at the Closing the sum of $100,122,000 (the “Base Purchase Price”) in immediately available funds by wire transfer into an account designated by Seller in writing at least two (2) Business Days prior to the Closing Date.

Section 4.02           ADDITIONAL CONSIDERATION.

(a)           In addition to the Base Purchase Price, upon the attainment by Buyer of the Net Sales milestones of the Product in the Territory set forth below (each a “Net Sales Milestone” and collectively the “Net Sales Milestones”), Buyer shall pay to Seller the respective amounts set forth below (each a “Net Sales Milestone Payment” and collectively the “Net Sales Milestone Payments”):

(i)            [**] if cumulative Net Sales of the Product in the Territory after the Closing Date and prior to the Net Sales Milestone Termination Date equal [**];

(ii)           [**] (not to exceed [**] in the aggregate) for each additional [**] of cumulative Net Sales of the Product in the Territory after the Closing Date and prior to the Net Sales Milestone Termination Date in excess of [**];

(iii)          [**] (not to exceed [**] in the aggregate) for each additional [**] of cumulative Net Sales of the Product in the Territory after the Closing Date and prior to the Net Sales Milestone Termination Date in excess of [**]; and

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(iv)          [**] (not to exceed [**] in the aggregate) for each additional [**] of cumulative Net Sales of the Product in the Territory after the Closing Date and prior to the Net Sales Milestone Termination Date in excess of [**].

No additional payments will be due and payable by Buyer to Seller following the attainment of cumulative Net Sales of the Product in the Territory after the Closing Date and prior to the Net Sales Milestone Termination Date in excess of [**].

(b)           The Net Sales Milestone Payments, if any, shall be payable within sixty (60) days of the end of the calendar quarter in which the relevant Net Sales Milestone is achieved by wire transfer of immediately available funds to an account designated by Seller in writing within two (2) Business Days after Seller becomes entitled to receive such payment. Upon at least thirty (30) days prior written notice to Buyer, Seller and its agents shall have the right to inspect and audit Buyer’s books and records related to Net Sales of the Product and the calculation of any such payments due and payable to Seller for the five (5) year period prior to the end of the last fiscal quarter of Buyer ending prior to the date of commencement of such audit during Buyer’s normal business hours; provided, that Seller shall not inspect and audit such books and records more than once during any calendar year. The costs of any such audit shall be borne by Seller, unless the audit reveals an underpayment of [**] or more of the amount actually due, in which case, Buyer shall reimburse Seller for any and all reasonable costs associated with the audit.

(c)           From and after the Closing until the Net Sales Milestone Termination Date, Buyer hereby agrees to use, or to cause its Affiliates to use, Commercially Reasonable Efforts with respect to the marketing and sale of the Product. If at any time between the Closing Date and the Net Sales Milestone Termination Date the business strategy of (i) Buyer or Parent or (ii) following a Change of Control, any Successor Entity changes such that Buyer or its Affiliates or such Successor Entity fails to use Commercially Reasonable Efforts with respect to the marketing and sale of the Product, then Seller shall be entitled to receive an amount equal to [**], which amount shall be paid within sixty (60) days of Seller becoming entitled thereto by wire transfer of immediately available funds to the account designated by Seller in writing within two (2) Business Days after Seller becomes entitled to receive such payment. As used in this Section 4.02(c), “Commercially Reasonable Efforts” means, with respect to any Person, the efforts and resources that would be used (including the promptness in which such efforts and resources would be applied) by such Person consistent with its normal business practices, which in no event shall be less than the level of efforts and resources standard in the pharmaceutical industry for a company similar in size and scope to such Person, with respect to a product at a similar stage in its development or product life taking into account efficacy, safety, commercial value, the competitiveness of alternative products of third parties that are in the marketplace or under development, and the Patent and other proprietary position of such product. Notwithstanding anything herein to the contrary, the “Commercially Reasonable Efforts” to be used by Buyer under this Section 4.02(c) shall not be less than those efforts Parent would be obligated to take under this Section 4.02(c) if Parent had executed and delivered this Agreement as Buyer.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(d)           With respect to each calendar quarter from and after the Closing until the Net Sales Milestone Termination Date, Buyer shall deliver to Seller, within fifty (50) days after the end of such calendar quarter (other than the fourth quarter) and within seventy (70) days after the end of the fourth calendar quarter of each year, a report, certified by an officer of Buyer and setting forth in reasonable detail a calculation of the Net Sales for such calendar quarter.

(e)           From and after the Closing Date until the Net Sales Milestone Termination Date, Buyer shall not consummate a transaction involving a sale or other transfer of all or substantially all of the Purchased Assets that does not constitute a Change of Control transaction without the prior written consent of Seller, which consent may not be unreasonably withheld.

(f)            The provisions of this Section 4.02 shall survive until the Net Sales Milestone Termination Date, except that the right of Seller to conduct an audit of Buyer’s books and records pursuant to Section 4.02(b) shall continue for a period of five (5) years after the Net Sales Milestone Termination Date and the obligation of Buyer pursuant to Section 4.02(d) shall continue until a report relating to the quarter in which the Net Sales Milestone Termination Date occurs has been delivered.

(g)           Buyer and Seller each agrees that the Net Sales Milestone Payments, if any, are part of the purchase price for the Purchased Assets for Tax purposes, and each agrees to treat the same as such as required by applicable Tax law.

Section 4.03           ALLOCATION OF PURCHASE PRICE.

(a)           As promptly as reasonably practical, but in no event later than sixty (60) days after the Closing Date, Seller shall deliver to Buyer a schedule (the “Allocation Statement”) reflecting the allocation of the Base Purchase Price among the Purchased Assets in a manner that is consistent with the allocation methodology provided by Section 1060 of the Code and the Treasury regulations promulgated thereunder (the “Allocation”). Within thirty (30) days following the receipt by Buyer of the Allocation Statement, Buyer shall review the Allocation. If the Allocation Statement is not objected to by Buyer (by written notice to Seller) by the expiration of such thirty (30) day period, it shall be deemed agreed upon by the parties and shall be deemed conclusive for purposes of the Allocation.

(b)           Except to the extent required to comply with audit determinations of any tax authority with jurisdiction over a party, Buyer and Seller shall report the transactions contemplated by this Agreement for all required federal income tax and all other tax purposes in a manner consistent with the Allocation. Buyer and Seller shall not take any position in any Tax Return or Tax proceeding that is inconsistent with the Allocation without the consent of the other party; provided, however, that nothing contained herein shall prevent Buyer or Seller from settling in good faith any proposed deficiency or adjustment by any Governmental or Regulatory Authority based upon, or arising out of, the Allocation, and none of the parties shall be required to litigate before any court, any proposed deficiency or adjustment by any Governmental or Regulatory Authority challenging the Allocation.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 4.04           PAYMENT OF SALES, USE AND OTHER TAXES.

Seller shall be solely liable for and pay all sales, use, transfer, value added and other related Taxes, if any, arising out of the sale by Seller of the Business and the Purchased Assets to Buyer pursuant to this Agreement. Buyer agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

ARTICLE V.     CLOSING

Section 5.01           TIME AND PLACE.

Unless this Agreement is earlier terminated pursuant to Article XII, upon the terms and subject to the conditions of this Agreement, the Closing of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Closing”), shall take place on the third Business Day after the conditions set forth in Articles IX and X have been satisfied or waived at the offices of Cantor Arkema, P.C., 1111 E. Main Street, 16th Floor, Richmond, VA, unless another time or place shall be agreed to by the parties.

Section 5.02           DELIVERIES AT CLOSING.

(a)           Closing Deliveries by Seller. Subject to the satisfaction or waiver of the conditions set forth in Article IX, at the Closing, Seller shall deliver or cause to be delivered to Buyer:

(i)            a copy of Seller’s Articles of Incorporation certified as of a recent date by the Secretary of the Commonwealth of the Commonwealth of Virginia;

(ii)           a certificate of good standing of Seller issued as of a recent date by the Secretary of the Commonwealth of the Commonwealth of Virginia;

(iii)          a certificate dated the Closing Date and executed by the secretary or an assistant secretary of Seller, in form and substance reasonably satisfactory to Buyer, as to:  (i) no amendments to the Articles of Incorporation of Seller since a specified date; (ii) the by-laws of Seller; (iii) the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and each of the Seller Ancillary Agreements; and (iv) the incumbency and signatures of the officers of Seller executing this Agreement and each of the Seller Ancillary Agreements;

(iv)          physical possession of the Purchased Assets, including:  (A) the Inventory (which shall be delivered at the respective locations listed in Section 6.09(c) of the Seller Disclosure Schedule); (B) the Regulatory Approvals; (C) the Marketing Materials; and (D) the Books and Records, and appropriate documents of transfer related thereto in form and substance reasonably acceptable to Seller and Buyer;

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(v)           the Assignment and Assumption Agreement, duly executed by Seller;

(vi)          an assignment of the Intellectual Property included in the Purchased Assets in form and substance reasonably acceptable to Seller and Buyer;

(vii)         copies of all Seller Governmental Consents and Required Seller Third Party Consents, including the consent of Eurand relating to the Eurand Agreement;

(viii)        the certificates of Seller contemplated by Sections 10.01 and 10.02, duly executed by an authorized officer of Seller;

(ix)           the Eurand Amendment, duly executed by each of Seller and Eurand; and

(x)            such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

In addition to the above deliveries, Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.

(b)           Closing Deliveries by Buyer. Subject to the satisfaction or waiver of the conditions set forth in Article X, at the Closing, Buyer will deliver or cause to be delivered to Seller:

(i)            the Base Purchase Price pursuant to Section 4.01;

(ii)           a copy of Buyer’s articles of incorporation certified as of a recent date by the register of commerce of the canton of Zug, Switzerland;

(iii)          an extract from the register of commerce of the canton of Zug, Switzerland as of a recent date relating to Buyer;

(iv)          a certificate dated the Closing Date and executed by the Chairman of Buyer, in form and substance reasonably satisfactory to Seller, as to:  (i) no amendments to the articles of incorporation of Buyer since a specified date; and (ii) the incumbency and signatures of the officers of Buyer executing this Agreement and each of the Buyer Ancillary Agreements;

(v)           copies of all Buyer Governmental Consents;

(vi)          the Assignment and Assumption Agreement, duly executed by Buyer; and

(vii)         the certificate of Buyer contemplated by Section 9.01, duly executed by an authorized officer of Buyer.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE VI.     REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the specific Section(s) hereof being qualified) supplied by Seller to Buyer and dated as of the date hereof (the “Seller Disclosure Schedule”), which Seller Disclosure Schedule shall be deemed to be representations and warranties of Seller as if made herein, as follows:

Section 6.01           ORGANIZATION.

(a)           Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite power and authority to own or lease its assets and carry on the Business as currently conducted by it. Seller is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify would not have a Material Adverse Effect.

(b)           Seller is its own sole “ultimate parent entity” (as defined in 16 C.F.R. § 801.1(a)(3). The “person” (as defined in 16 C.F.R. § 801.1(a)(1)) of which Seller is the “ultimate parent entity” (as defined in 16 C.F.R. § 801.1(a)(3))—i.e., the “person” consisting of Seller and all entities that Seller controls directly or indirectly, does not have “total assets” (as defined in 16 C.F.R. § 801.11) as of June 30, 2007, the date of the most recent balance sheet of Seller, or “annual net sales” (as defined in 16 C.F.R. § 801.11) for the year ended December 31, 2006 of $12.0 million or more.

Section 6.02           AUTHORITY OF SELLER.

Seller has all necessary power and authority and has taken all actions necessary to enter into this Agreement and the Seller Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. Seller has taken all action required by Law, its Bylaws, Articles of Incorporation or otherwise to be taken by it to duly and validly authorize the execution and delivery by Seller of this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of Seller or its shareholders is necessary to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly authorized, executed and delivered by Seller and, when executed and delivered by Buyer, will constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller will constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, in each case except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 6.03           NON-CONTRAVENTION.

The execution and delivery by Seller of this Agreement and the Seller Ancillary Agreements do not, and the performance by it of its obligations under this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both):

(a)           contravene, conflict with or result in a violation or breach of, or the creation of any Encumbrance upon any of the Purchased Assets under, any of the terms, conditions or provisions of the Bylaws, Articles of Incorporation or other organizational documents of Seller or any material Contract to which Seller is a party or any of its Assets and Properties is subject or by which Seller is bound;

(b)           assuming the receipt or making of all Seller Governmental Consents, contravene, conflict with or result in a violation or breach of, or the creation of any Encumbrance (other than any Permitted Encumbrance) upon any of the Purchased Assets under, any term or provision of (i) any Law applicable to Seller, the Business, the Product or the Purchased Assets or (ii) any Order to which Seller, the Business, the Product or the Purchased Assets is subject or by which Seller is bound; or

(c)           assuming the receipt of all Required Seller Third Party Consents, contravene, conflict with or result in a violation or breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or the creation of any Encumbrance (other than any Permitted Encumbrance) upon any of the Purchased Assets under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Product Contract or any material Contract to which Seller is a party or any of its Assets and Properties is subject or by which Seller is bound.

Section 6.04           CONSENTS AND APPROVALS.

(a)           Section 6.04(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental or Regulatory Authority that are required to be obtained or made by Seller in connection with the execution and delivery by Seller of this Agreement and the Seller Ancillary Agreements or the performance of its obligations hereunder and thereunder (collectively, the “Seller Governmental Consents”).

(b)           Section 6.04(b) of the Seller Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, or authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) that are required to be obtained or made by Seller under any Product Contract or otherwise in connection with the execution and delivery by Seller of this Agreement and the Seller Ancillary Agreements or the performance of its obligations hereunder and thereunder, including the consent of Eurand under the Eurand Agreement (collectively, the “Required Seller Third Party Consents”).

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 6.05           PRODUCT CONTRACTS.

(a)           Section 6.05(a) of the Seller Disclosure Schedule sets forth a complete and correct list of each Contract to which Seller or any of its Affiliates is a party that:  (i) relates to the manufacture, marketing, sale, licensing or distribution of the Product;(ii) relates to the acquisition, sale, licensing in or out, assignment or use of Intellectual Property included in the Purchased Assets; (iii) relates to the purchase or disposition of assets, or the provision of services, to or by the Business; (iv) relates to the sale or distribution of the Product to any Governmental or Regulatory Authority or any other Person; (v) limits or restricts where Seller may conduct the Business or the Product may be sold, or grants any preferential rights to purchase or license the Purchased Assets; or (vi) is not otherwise described in clauses (i) – (v) above but is material to the conduct of the Business as currently conducted or as planned to be conducted in the future, or was not entered into by Seller in the Ordinary Course of Business (collectively, the “Product Contracts”). Seller has made available to Buyer complete and correct copies (including any schedules, annexes, exhibits or amendments) of all Contracts identified in Section 6.05(a) of the Seller Disclosure Schedule.

(b)           Except for the Contracts set forth in Section 6.05(b) of the Seller Disclosure Schedule, the Product Contracts are the only Contracts material to the conduct of the Business by Seller or its Affiliates. Each of the Product Contracts is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and each other party thereto and may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect immediately after the Closing, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Seller has performed in all material respects all of its required obligations under, and is not, and is not alleged to be, in violation or breach of or default under, in any material respect, any such Contract, nor is there or is there alleged to be any basis for termination of any Product Contract. To the Knowledge of Seller, the other parties to the Product Contracts are not in violation or breach of or default under any such Contract. No condition or state of facts exists which, with or without notice or lapse of time or both, would constitute a violation, breach or default by Seller or, to the Knowledge of Seller, any third party under any Product Contract. Seller has not received any notice alleging any actual or possible violation or breach of, or default under, any Product Contract.

Section 6.06           INTELLECTUAL PROPERTY RIGHTS.

(a)           Section 6.06(a) of the Seller Disclosure Schedule sets forth a complete and correct list of all Registered Intellectual Property. Except as set forth in Section 6.06(a) of the Seller Disclosure Schedule, and except with respect to the rights of Eurand with respect to the Eurand Intellectual Property, Seller owns all right, title and interest in and to, or has a worldwide, royalty-free, perpetual, sublicenseable license, sublicense or other permission to use, all of the Registered Intellectual Property, free and clear of all Encumbrances except Permitted Encumbrances. To the Knowledge of Seller, with respect to any registrations required with respect to any items that are part of the Eurand Intellectual Property, all necessary registration,

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

maintenance and renewal fees due in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant Copyright, Trademark, other Governmental or Regulatory Authorities or domain name registrar for the purposes of registering and maintaining such Registered Intellectual Property. Except as set forth in Section 6.06(a) of the Seller Disclosure Schedule:  (i) none of the Intellectual Property included in the Purchased Assets has been cancelled or abandoned; (ii) to the Knowledge of Seller, none of the Eurand Intellectual Property has been cancelled or abandoned; and (iii) Seller has the sole and exclusive right to bring actions for infringement, misappropriation, dilution, violation or unauthorized use of the Intellectual Property included in the Purchased Assets, and to the Knowledge of Seller, there is no basis for any such action.

(b)           To the Knowledge of Seller, (i) Seller owns all right, title and interest or other permission to use all of the Intellectual Property included in the Purchased Assets, free and clear of all Encumbrances except Permitted Encumbrances, and (ii) Eurand owns all right, title and interest or other permission to use all of the Eurand Intellectual Property, free and clear of all Encumbrances except Permitted Encumbrances.

(c)           Seller has not received any notice from any Person, or has Knowledge, that the operation of the Business as currently conducted, or the Product, may or does infringe or may or does misappropriate the Intellectual Property rights of any third party. No claim of invalidity of any Intellectual Property included in the Purchased Assets has been made by any other Person.

(d)           All Trademarks owned by Seller and included in the Registered Intellectual Property are the subject of current registrations, and have been continuously used as specified in such registrations. Except for the rights of Eurand under the Eurand Intellectual Property, there are no third-party rights in Seller’s current or pending Trademark registrations relating to the Product. Seller has no Knowledge of any prior use, infringement, piracy or counterfeiting of such Trademarks, any superior rights by any third party in such Trademarks, or any adverse claims pertaining to such Trademarks.

(e)           To the Knowledge of Seller, there is no Intellectual Property, other than the Intellectual Property included in the Purchased Assets, necessary to conduct the Business as currently conducted or currently planned to be conducted.

(f)            There has been no unauthorized disclosure or use by employees, consultants, officers, shareholders and agents of Seller of Know-How included in the Purchased Assets.

Section 6.07           LITIGATION.

There are no Actions or Proceedings pending to which Seller is a party, or to the Knowledge of Seller, to which Eurand is a party, or, to the Knowledge of Seller, threatened or reasonably anticipated, nor to the Knowledge of Seller is there any basis for any of the same, against, relating to, affecting or arising in connection with:  (a) the Purchased Assets or the Business; (b) this Agreement; (c) the transactions contemplated by this Agreement; or (d) the

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Product. Neither Seller nor any of its Assets and Properties is subject to any Order, nor, to the Knowledge of Seller, are any such Orders threatened to be imposed by any Governmental or Regulatory Authority.

Section 6.08           COMPLIANCE WITH LAW.

Seller has operated and is operating the Business in compliance in all material respects with all Laws and Orders applicable to Seller, the Business, the Product or the Purchased Assets, and Seller is not in violation of any such Laws or Orders in any material respect.

Section 6.09           INVENTORY; SALES OF THE PRODUCT.

(a)           All of the Product included in the Inventory:  (i) is in good, merchantable and useable condition; (ii) is, in the case of finished goods, saleable in the Ordinary Course of Business or for distribution as physician samples and, in the case of all other Product included in the Inventory, is of a quality and quantity useable in the Ordinary Course of Business; and (iii) was produced or manufactured in accordance with the specifications for the Product as set forth in the applicable Regulatory Approval and in compliance in all material respects with applicable Law.

(b)           Commercially bottled Product included in the Inventory will have at least 42 months of shelf-life remaining as of the Closing, and physician sample Product will have at least 30 months of shelf-life remaining as of Closing.

(c)           Section 6.09(c) of the Seller Disclosure Schedule contains a list and description of all Product included in the Inventory as of the date hereof and the Closing Date, including lot numbers, shelf life and type and location thereof.

(d)           None of Seller, any of its Affiliates or any Person acting on behalf of Seller or any of its Affiliates has sold or distributed the Product to any Person, including physicians.

Section 6.10           REGULATORY MATTERS.

(a)           Seller owns, holds or possesses all permits, licenses, franchises, privileges, approvals and other authorizations from any Governmental or Regulatory Authority which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business as currently conducted or planned to be conducted by it (collectively, the “Permits”). Section 6.10(a) of the Seller Disclosure Schedule sets forth a list and brief description of each Permit. Seller is not in violation of or default in any material respect under any Permit. Seller has fulfilled and performed in all material respects its obligations under each Permit, and, to the Knowledge of Seller, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach of or default under any such Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Permit. To the Knowledge of Sellers, no notice of cancellation, of default or of any dispute concerning any Permit, or of any event, condition or

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

state of facts described in the preceding sentence, has been received by Seller. Each of the Permits is valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect immediately after the Closing, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval or act of, or the making of any filing with, and Governmental or Regulatory Authority.

(b)           Complete and correct copies of each submission of Seller to the FDA with respect to the Product, and all amendments and supplements thereto, including all related pre-clinical and clinical data, have heretofore been provided to Buyer by Seller. Complete and correct copies of all correspondence received by Seller from the FDA with respect to the Product and Seller’s responses thereto have heretofore been provided to Buyer by Seller. Complete and correct copies of all complaint information, adverse event information and safety information relating to the Product and the Regulatory Approvals have heretofore been provided to Buyer.

(c)           The Product has been and is being manufactured, distributed and marketed in compliance with all applicable requirements under the FDCA and any similar Law, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, and the filing of adverse event reports and compliance with other postmarketing obligations. Seller has not received any formal or informal notice or other communication from the FDA or any other Governmental or Regulatory Authority, including a warning or untitled letter, (i) contesting the premarket approval, approved labeling, or promotion (including advertising, promotional labeling and sampling) of, the Product or (ii) otherwise alleging any violation or appearance of any violation of any Law by Seller relating to the Product.

(d)           The Product has not been recalled, withdrawn, suspended or discontinued by Seller in the Territory (whether voluntarily or otherwise) since January 1, 2007. No proceedings in the Territory (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of the Product or premarket approvals or marketing authorizations are pending, or to the Knowledge of Seller, threatened, against Seller, nor have any such proceedings been pending at any time since January 1, 2007.

(e)           Seller has been and is in substantial compliance with 21 U.S.C. sec. 355 and applicable FDA implementing regulations, including 21 C.F.R. Parts 312 or 314, and similar Laws and all terms and conditions of the applicable new drug application and investigational new drug exemption submission under section 505(i) of the FDCA. Seller and its officers, employees or agents have included in the application for the Product, where required, the certification described in 21 U.S.C. sec. 335a(k)(1) or any similar Law, and such certification and such list was in each case true and accurate when made and remained true and accurate in all material respects thereafter. In addition, Seller is in compliance in all material respects with all applicable registration and listing requirements set forth in 21 U.S.C. sec. 360 and 21 C.F.R. Part 207 and all similar Laws with respect to the Product.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(f)            Each article of the Product manufactured and/or distributed by Seller (including Product in Inventory) is not adulterated within the meaning of 21 U.S.C. sec. 351 (or similar Law) or misbranded within the meaning of 21 U.S.C. sec. 352 (or similar Law), and is not in violation of 21 U.S.C. sec. 355 (or similar Law).

(g)           Neither Seller nor any of its officers, employees or agents has with respect to the Product made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental or Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental or Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental or Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy and, to the Knowledge of Seller, neither Seller nor any of its officers, employees or agents is the subject, officially or otherwise, of any pending or threatened investigation by any Governmental or Regulatory Authority under such policy or under the Federal Anti-Kickback Statute or the Civil False Claims Act or any regulations promulgated thereunder. Neither Seller nor any of its officers, employees or agents has been convicted of any crime or engaged in any conduct with respect to the Product for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Law or authorized by 21 U.S.C. sec. 335a(b) or any similar Law.

(h)           To the Knowledge of Seller, all pre-clinical and clinical investigations conducted or sponsored by it with respect to the Product have been and are being conducted in compliance with all recommendations of the FDA and all applicable Laws, including those with respect to good laboratory practices, investigational new drug requirements, good clinical practice requirements (including informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects), and federal and state laws restricting the use and disclosure of individually identifiable health information.

(i)            To the Knowledge of Seller, no Governmental or Regulatory Authority is considering issuing any “talk paper” or other public statement, pursuant to 21 U.S.C. sec. 375 or otherwise, questioning the safety, effectiveness or risk-benefit ratio of the Product, and no Governmental or Regulatory Authority is considering requesting or directing that the approved labeling for the Product be revised to include additional or strengthened warning or other risk information.

Section 6.11           TITLE; SUFFICIENCY OF ASSETS.

(a)           Seller has good and marketable title to all of the Purchased Assets, free and clear of any Encumbrance, other than Permitted Encumbrances. Upon delivery to Buyer of the Assignment and Assumption Agreement and other instruments of transfer contemplated by Section 5.02(a), Seller will thereby transfer to Buyer good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)           Except as set forth in Section 6.11(b) of the Seller Disclosure Schedule, the Purchased Assets collectively include all the assets used in the Business and all of the assets necessary to conduct the Business as currently conducted or planned to be conducted.

Section 6.12           BROKERS.

Seller has not retained any broker, finder, investment banker or financial advisor in connection with the transactions contemplated hereunder. Buyer has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Seller.

Section 6.13           ENVIRONMENTAL MATTERS.

(a)           The operations of the Business comply in all material respects with all applicable Environmental Laws and, to the Knowledge of the Sellers, no circumstances or conditions exist that may prevent or interfere with such compliance in the future. Seller is not subject to any Action or Order alleging or addressing a violation of or Liability under any Environmental Law. The Business is not required to have any Permits under Environmental Laws. No Contaminant has been generated, transported, used, disposed, stored or treated by Seller in connection with the Business, and there has been no Release of any Contaminant by Seller in connection with the Business.

(b)           For purposes of this Agreement:

(i)            “Contaminant” shall mean any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste;

(ii)           “Environmental Law” means all Laws derived from or relating to all non-U.S., federal, state and local laws or regulations relating to or addressing the environment, health or safety; and

(iii)          “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Seller Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Seller Property.

(iv)          “Seller Property” means any real or personal property, plan, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by Seller.

Section 6.14           TAXES.

(a)           Except as set forth in Section 6.14 of the Seller Disclosure Schedule:  (i) Seller has, in respect of the Business and the Purchased Assets, filed all Tax Returns which are required

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

to be filed and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid in respect of the Business and the Purchased Assets; (iii) Seller is not currently the beneficiary of any extension of time within which to file any Tax Return required to be filed in respect of the Business and the Purchased Assets; (iv) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes required to be paid in respect of the Business and the Purchased Assets, and, to the Knowledge of Seller, no basis exists therefor; (v) Seller has not waived or been requested to waive any statute of limitations with respect to Taxes required to be paid in respect of the Business and the Purchased Assets which waiver is currently in effect; and (vi) all monies required to be withheld by Seller (including from employees of the Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the relevant Government or Regulatory Authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business.

(b)           No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no sales Taxes, use Taxes, real estate transfer Taxes or other similar Taxes will be imposed on the transfer of the Purchased Assets or the assumption of the Assumed Liabilities pursuant to this Agreement.

Section 6.15           SUPPLIERS.

Section 6.15 of the Seller Disclosure Schedule sets forth a list of each material supplier of Seller with respect to the Business. Copies of the forms of purchase order for the Product and other supplies and sales contracts for the Product, if any, used by Seller have been previously delivered by Seller to Buyer. Except as set forth in Section 6.15 of the Seller Disclosure Schedule, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Seller with any supplier or group of suppliers material to the operations of the Business, and there exists no present or future condition or state of facts or circumstances involving suppliers which Seller can now reasonably foresee would have a Material Adverse Effect or prevent the conduct of the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted.

Section 6.16           INSURANCE.

Seller has provided to Buyer true and complete copies of all policies of insurance maintained by Seller with respect to the Purchased Assets or the Business, or true and complete summaries of the material terms of such insurance policies. All such policies are in full force and effect and Seller has complied in all material respects with the provisions of such policies.

Section 6.17           DISCLOSURE.

None of the representations or warranties of Seller contained herein, none of the information contained in the Seller Disclosure Schedule, and none of the other information or

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

documents furnished to Buyer or any of its representatives by Seller or its representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Purchased Assets or the Business in any material respect which has not been set forth or referred to in this Agreement or the Seller Disclosure Schedule.

ARTICLE VII.     REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the specific Section(s) hereof being qualified) supplied by Buyer to Seller and dated as of the date hereof (the “Buyer Disclosure Schedule”), which Buyer Disclosure Schedule shall be deemed to be representations and warranties of Buyer as if made herein, as follows:

Section 7.01           CORPORATE ORGANIZATION.

Buyer is a company duly organized and validly existing under the laws of Switzerland and has all requisite power and authority to own its assets and carry on its business as currently conducted by it. Buyer is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify would not have a material adverse effect on Buyer’s ability to perform its obligations hereunder.

Section 7.02           AUTHORITY OF BUYER.

Buyer has all necessary power and authority and has taken all actions necessary to enter into this Agreement and the Buyer Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. Buyer has taken all action required by Law, its articles of incorporation or otherwise to be taken by it to duly and validly authorize the execution and delivery by Buyer of this Agreement and the Buyer Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of Buyer are necessary to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and, when executed and delivered by Seller, will constitute a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Seller will constitute a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, in each case except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 7.03           NON-CONTRAVENTION.

The execution and delivery by Buyer of this Agreement and the Buyer Ancillary Agreements do not, and the performance by it of its obligations under this Agreement and the Buyer Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both):

(a)           contravene, conflict with or result in a violation or breach of, or the creation of any Encumbrance upon any of the Assets and Properties of Buyer under, any of the terms, conditions or provisions of the articles of incorporation or other organizational documents of Buyer;

(b)           assuming the receipt or making of all Buyer Governmental Consents, contravene, conflict with or result in a violation or breach of any term or provision of, or the creation of any Encumbrance (other than any Permitted Encumbrance) upon any of the Assets and Properties of Buyer under, (i) any Law applicable to Buyer or (ii) any Order to which Buyer is subject or by which Buyer is bound; or

(c)           conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or the creation of any Encumbrance (other than any Permitted Encumbrance) upon any of the Assets and Properties of Buyer under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any material Contract to which Buyer is a party, any of its Assets and Properties is subject or Buyer is bound.

Section 7.04           CONSENTS AND APPROVALS.

Section 7.04 of the Buyer Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental or Regulatory Authority that are required to be obtained or made by Buyer in connection with the execution and delivery by Buyer of this Agreement and the Buyer Ancillary Agreements or the performance of its obligations hereunder and thereunder (collectively, the “Buyer Governmental Consents”).

Section 7.05           LITIGATION.

There are no Actions or Proceedings pending to which Buyer is a party or, to the knowledge of Buyer, threatened or anticipated, against, relating to, affecting or arising in connection with (a) this Agreement or (b) the transactions contemplated by this Agreement. Buyer is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Buyer to perform its obligations hereunder.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 7.06           BROKERS.

Buyer has not retained any broker, finder, investment banker or financial advisor in connection with the transactions contemplated hereunder. Seller has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Buyer.

Section 7.07           FINANCIAL CAPABILITY.

Buyer has, or will have on the Closing Date, sufficient funds available to pay the Base Purchase Price on the Closing Date.

Section 7.08           NON-COMPETITION.

Neither Buyer nor Parent currently manufactures, distributes, markets or sells any product that competes directly with the Product in the Territory in any material respects. Neither Buyer nor Parent is a party to any non-competition or similar agreement that restricts in any material respect Buyer’s or Parent’s right or ability to sell or market the Product in the Territory as contemplated hereby.

ARTICLE VIII.     COVENANTS OF THE PARTIES

Section 8.01           MAINTENANCE OF BUSINESS PRIOR TO CLOSING.

(a)           From the date of this Agreement to the Closing Date, Seller shall operate and carry on the Business only in the Ordinary Course of Business and substantially as presently operated. Consistent with the foregoing, Seller shall keep and maintain the Purchased Assets in good operating condition and repair and shall use its best efforts consistent with good business practice to maintain its business organization intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with Seller.

(b)           Notwithstanding Section 8.01(a), except as expressly contemplated by this Agreement or except with the express written approval of Buyer, Seller shall not:

(i)            make any change in the Business or the operations of Seller with respect to the Business;

(ii)           enter into any Contract which would have been required to be set forth in Section 6.05(a) of the Seller Disclosure Schedule if in effect on the date hereof or otherwise relating to the Business or the Purchased Assets or amend any Product Contract;

(iii)          enter into or amend any Contract (A) giving any third party any right, title or interest in, to or under the Business, the Product, the Regulatory Approvals or the Purchased

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Assets or (B) creating any Encumbrance on any of the foregoing other than Permitted Encumbrances;

(iv)          sell, lease (as lessor), transfer or otherwise dispose of (including any transfers by Seller to any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, including any Product in Inventory; or

(v)           allow the levels of raw materials, supplies, work-in-process, finished goods or other materials included in the Inventory to vary in any material respect from the levels maintained in the Business on the date hereof.

Section 8.02           COMMERCIALLY REASONABLE EFFORTS.

(a)           Seller will use commercially reasonable efforts to obtain, before the Closing Date, the Required Seller Third Party Consents, in form and substance reasonably satisfactory to Buyer; provided that neither Seller nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided further, that Seller shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such Required Seller Third Party Consents except with the prior written consent of Buyer. During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Seller in attempting to obtain the Required Seller Third Party Consents.

(b)           During the period prior to the Closing Date, Seller and Buyer shall use their respective commercially reasonable efforts, and shall cooperate with each other, in attempting to obtain any consents and approvals of any Governmental or Regulatory Authority required to be obtained by them in order to assign or transfer any Permits to Buyer, to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 10.04; provided that Seller shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer.

Section 8.03           PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES; NOTIFICATION OF CERTAIN MATTERS.

(a)           From the date of this Agreement to the Closing Date, each party hereto shall refrain from taking any action which would render any representation or warranty contained in Article VI or VII inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

(b)           From the date of this Agreement to the Closing Date, Seller will notify Buyer of (i) any Material Adverse Effect, (ii) any lawsuit, claim, proceeding or investigation that is threatened, brought, asserted or commenced against Seller which would have been listed in

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 6.07 of the Seller Disclosure Schedule if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and (iv) any material default under any Product Contract or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date.

Section 8.04           ACCESS.

(a)           From the date hereof until the Closing, Seller shall permit Buyer and its representatives to have access, during regular business hours and upon reasonable advance notice, to the assets of the Business that will be Purchased Assets and to the offices, properties, employees and business and financial records of Seller as Buyer shall reasonably require in order to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Seller contained in this Agreement have been complied with and to determine whether the conditions set forth in Article X have been satisfied. Buyer acknowledges and agrees that all such access, and requests therefor, shall be coordinated through Davis Caskey, Vice President of Seller. Seller shall instruct its employees, counsel and financial advisors to cooperate with Buyer in its investigation of the Business; it being understood that Buyer shall reimburse Seller promptly for reasonable and necessary out of pocket expenses incurred by Seller in complying with any such request by or on behalf of Buyer (other than the fees and costs of Seller’s attorneys). No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of Seller hereunder.

(b)           (i)  Buyer shall, for a period seven years after the Closing, keep and maintain all Books and Records and other documents obtained from Seller on the Closing Date and make personnel of Buyer or its Affiliates available to Seller or its representatives to the extent reasonably be required by Seller in connection with matters relating to or affected by the operations of the Business prior to the Closing Date, it being understood that Seller shall reimburse Buyer promptly for its reasonable and necessary out of pocket expenses incurred in complying with any such request by or on behalf of Seller (other than the fees and costs of Buyer’s attorneys). For a period of seven years after the Closing Date, upon the request of Seller, Buyer shall grant to Seller and its representatives reasonable access, during regular business hours and upon reasonable advance notice, to inspect and (at Seller’s expense) copy the Books and Records and other documents obtained from Seller in Buyer’s possession, to the extent relating to or affected by the operations of the Business prior to the Closing Date.

(ii)           Seller shall, for a period of seven years after the Closing, keep and maintain all Books and Records and other documents retained by Seller on the Closing Date and make personnel of Seller or its Affiliates available to Buyer or its representatives to the extent such access is reasonably required by Buyer, it being understood that Buyer shall reimburse Seller promptly for its reasonable and necessary out of pocket expenses incurred in complying with any such request by or on behalf of Buyer (other than the fees and costs of Buyer’s attorneys). For a period of seven years after the Closing Date, upon the request of Buyer, Seller

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shall grant to Buyer and its representatives reasonable access, during regular business hours and upon reasonable advance notice, to inspect and (at Buyer’s expense) copy the Books and Records and other documents retained by Seller with respect to the Business.

Section 8.05           PUBLIC ANNOUNCEMENTS.

Neither Buyer nor Seller shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with disclosure obligations under United States generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission.

Section 8.06           BULK SALES.

Buyer and Seller waive compliance with all bulk sales Laws applicable to the transactions contemplated by this Agreement.

Section 8.07           SELLER’S EMPLOYEES

At the Closing, Buyer shall deliver to Seller a list of open sales territories for which Parent is currently interviewing sales representatives (the “Open Territories List”). Buyer hereby agrees to (or cause Parent to) interview in good faith, within three months following Closing, those members of Seller’s sales force as identified by Seller with responsibility for sales in the territories identified in the Open Territories List. Each of the parties hereto agrees that Buyer and Parent shall not have any obligation to hire any members of Seller’s sales force and may hire or decline to hire any such individual in its sole discretion. [**]. Notwithstanding the foregoing, Buyer shall not have any Liability with respect to or responsibility for any such severance program implemented by Seller or any Liability or obligation of Seller with respect to any of its current or former employees.

Section 8.08           CORPORATE NAMES.

(a)           Except as set forth in this Section 8.08, following the Closing, Buyer shall not have any rights by virtue of this Agreement or any of the transactions or agreements contemplated hereby to any names or Trademarks relating to Seller other than those included in the Intellectual Property that is part of the Purchased Assets (the “Corporate Names”).

(b)           Buyer may use in connection with its operation of the Business (i) for up to twelve (12) months following the Closing, packaging included in Inventory that bears any of the Corporate Names; and (ii) for up to six (6) months following the Closing, Marketing Materials that were transferred to Buyer as Purchased Assets that bear any of the Corporate Names.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 8.09           RECEIPT OF CERTAIN AMOUNTS.

From and after the Closing Date, Seller shall remit promptly to Buyer any payments or other sums received by Seller after the Closing Date that relate to any sales or shipments made by Buyer after the Closing Date and Seller shall use reasonable efforts to transmit to Buyer all written inquiries or orders, and to refer to Buyer all oral inquiries or orders, relating to the Business (to the extent relating to operations thereof following the Closing) that are received by Seller following the Closing Date.

Section 8.10           REGULATORY MATTERS.

From and after the transfer by Seller to Buyer of each Regulatory Approval pursuant to the terms hereof, Seller promptly shall notify Buyer if Seller receives a complaint or a report of an adverse drug experience in respect of a Product sold pursuant to such Regulatory Approval.  In addition, Seller shall cooperate with Buyer’s reasonable requests and use commercially reasonable efforts to assist Buyer in connection with the investigation of and response to any complaint or adverse drug experience related to the Product sold by Seller.

Section 8.11           FURTHER ASSURANCES.

On and after the Closing, Seller shall from time to time, at the request of Buyer, execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer and take such other actions as Buyer may reasonably request or as may be otherwise necessary to more effectively consummate the transactions contemplated hereby and to vest in Buyer good and marketable title to the Purchased Assets (including assistance in the collection or reduction to possession of any of the Purchased Assets), and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets (a) which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use its commercially reasonable efforts to secure to Buyer the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, to use its commercially reasonable efforts jointly with Buyer to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of Seller thereunder); provided, however, that nothing herein shall relieve Seller of its obligations under Section 8.02.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof

Section 8.12           REGULATORY TRANSITION BY SELLER.

During a transitional period of up to 180 days following the Closing (or such sooner period as Buyer completes arrangements for transfer of such regulatory activities), Seller shall, upon the reasonable request of Buyer, assist Buyer in the maintenance of the Regulatory

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Approvals of the Product and carry out the other regulatory compliance activities required to be carried out under the Regulatory Approvals (to the extent that such activities have not then been taken over by Buyer) in a manner and intensity of effort consistent with the regulatory procedures of Seller during the calendar year 2006 and 2007 to date, and in accordance with all legal requirements. Buyer shall make all filings with, and take all other actions required by, applicable Governmental or Regulatory Authorities that are necessary to permit Seller to perform its obligations under this Section 8.12.

Section 8.13           TAXES.

(a)           From and after the Closing, Seller shall be liable for and pay, and pursuant to Article XI shall indemnify, reimburse, defend and hold harmless each Buyer Group Member from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to, Taxes applicable to the Business, the Purchased Assets and the Assumed Liabilities, in each case attributable to taxable years or periods ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.  For purposes of this Section 8.13, any Straddle Period shall be treated on a “closing of the books” basis as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

(b)           From and after the Closing, Seller shall provide reimbursement for any Tax paid by Buyer all or a portion of which is the responsibility of Seller in accordance with the terms of this Section 8.13 without regard to the indemnification limitations set forth in Section 11.03.  Not later than 30 days prior to the payment of any such Tax, Buyer shall give notice to Seller of the Tax payable and the portion which is the liability of Seller, although failure to do so will not relieve Seller from its liability hereunder.

(c)           From and after the Closing, each of Seller and Buyer shall (and cause their respective Affiliates to):  (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing; (ii) cooperate fully in preparing for any audits of, or disputes with any Governmental or Regulatory Authority regarding, any Tax Returns required to be filed in respect of the Business or the Purchased Assets; (iii) make available to the other and to any Governmental or Regulatory Authority as reasonably requested all information, records, and documents relating to Taxes required to be paid in respect of the Business or the Purchased Assets; (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to Taxes required to be paid in respect of the Business or the Purchased Assets for taxable periods for which the other may have a liability under this Section 8.13 or as a matter of law; and (v) furnish the other with copies of all correspondence received from any Governmental or Regulatory Authority in connection with any Tax audit or information request with respect to any such taxable period.

(d)           Notwithstanding anything to the contrary in this Agreement, the obligations of the parties set forth in this Section 8.13 shall be unconditional and absolute and shall remain in effect without limitation as to time.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 8.14           COVENANT NOT TO COMPETE OR SOLICIT BUSINESS.

(a)           In furtherance of the sale of the Purchased Assets and the Business to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Purchased Assets and the Business so sold, Seller covenants and agrees that, for a period ending on the third anniversary of the Closing Date, neither Seller nor any of its Affiliates will:

(i)            directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, sell materials to, or otherwise carry on, a business similar to or competitive with the Business as conducted at the Closing Date (including developing, marketing, licensing, selling or distributing any extended release cyclobenzaprine product) anywhere in the Territory (it being understood by the parties hereto that the Business is not limited to any particular region of the Territory and that the Business may be engaged in effectively from any location in the Territory); or

(ii)           induce or attempt to persuade any distributor, agent, supplier or customer of the Business to terminate such distributor, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the Business;

provided, however, that nothing set forth in this Section 8.14 shall prohibit Seller or its Affiliates from owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange.  Seller also covenants and agrees that from and after the Closing Date it will not, nor will it permit any of its Affiliates to, divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Buyer or its Affiliates.

(b)           If Seller or any Affiliate of Seller violates any of its obligations under this Section 8.14, Buyer may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate.  Seller acknowledges that a violation of this Section 8.14 may cause Buyer irreparable harm which may not be adequately compensated for by money damages.  Seller therefore agrees that in the event of any actual or threatened violation of this Section 8.14, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Seller or such Affiliate of Seller to prevent any violations of this Section 8.14, without the necessity of posting a bond.  The prevailing party in any action commenced under this Section 8.14 shall also be entitled to receive reasonable attorneys’ fees and court costs.  It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.14, any term, restriction, covenant or promise in this Section 8.14 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 8.15           ACQUISITION PROPOSALS.

Seller will not, and will not authorize or permit any officer, director or employee of Seller or any Affiliate of Seller or authorize any investment banker, attorney, accountant or other representative retained by Seller or any Affiliate of Seller to, directly or indirectly, solicit or encourage, or furnish information with respect to any portion of the Purchased Assets or the Business or engage in any discussions with any Person in connection with, any proposal for the acquisition of any portion of the Purchased Assets or the Business, other than as contemplated by this Agreement.  Seller will promptly cease or cause to be terminated any existing activities or discussions with any Person (other than Buyer) with respect to any of the foregoing and will promptly request the return of any confidential information provided to any Person in connection with a prospective acquisition of the Purchased Assets or the Business.

ARTICLE IX.    CONDITIONS TO THE OBLIGATIONS OF SELLER

The obligation of Seller to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller), at or before the Closing, of each of the following conditions:

Section 9.01           REPRESENTATIONS, WARRANTIES AND COVENANTS.

All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than any representations and warranties which contain any materiality qualification, which representations and warranties, to the extent so qualified, shall be true and correct in all respects), except for such representations and warranties as are made as of another date, which shall have been true and correct in all material respects or true and correct in all respects, as applicable, as of such specified date, and Buyer shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, executed by a duly authorized officer of Buyer.

Section 9.02           NO ACTIONS OR PROCEEDINGS.

No Actions or Proceedings that restrain, prohibit or question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

Section 9.03           CONSENTS.

All Seller Governmental Consents and Buyer Governmental Consents shall have been obtained or made, as the case may be.

ARTICLE X.    CONDITIONS TO THE OBLIGATIONS OF BUYER

The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Buyer), at or before the Closing, of each of the following conditions:

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 10.01         REPRESENTATIONS, WARRANTIES AND COVENANTS.

All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than any representations and warranties which contain any materiality or “Material Adverse Effect” qualification, which representations and warranties, to the extent so qualified, shall be true and correct in all respects), except for such representations and warranties as are made as of another date, which shall have been true and correct in all material respects or true and correct in all respects, as applicable, as of such specified date, and Seller shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, executed by a duly authorized officer of Seller.

Section 10.02         NO MATERIAL ADVERSE EFFECT.

Between the date hereof and the Closing Date, there shall have been (a) no Material Adverse Effect and (b) no material adverse federal or state legislative or regulatory change affecting the Business or the Product, and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, executed by a duly authorized officer of Seller.

Section 10.03         NO ACTIONS OR PROCEEDINGS.

No Actions or Proceedings that restrain, prohibit or question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

Section 10.04         CONSENTS.

All Seller Governmental Consents, Required Seller Third Party Consents and Buyer Governmental Consents shall have been obtained or made, as the case may be.

ARTICLE XI.    INDEMNIFICATION

Section 11.01         SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

The representations and warranties of Seller and Buyer contained in this Agreement, and all claims with respect thereto, shall survive the Closing and remain in full force and effect until the Expiration Date; provided that the representations and warranties contained in Sections 6.01, 6.02, 6.03, 6.11(a), 6.12, 7.01, 7.02, 7.03 and 7.06, and all claims with respect thereto, shall survive the Closing indefinitely.  Except with respect to Section 8.14, which shall terminate one (1) year after the termination of the non-competition period set forth therein, the covenants and agreements of Seller and Buyer contained in this Agreement, and all claims with respect thereto, shall survive the Closing indefinitely.  Notwithstanding the foregoing, if notice of any claim for indemnification pursuant to Section 11.02(a)(ii) or 11.02(b)(ii) shall have been given prior to the time the representation or warranty with respect to such claim would otherwise terminate in

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

accordance with this Section 11.01, then such indemnification claim shall survive until such time as such claim is finally resolved and the Indemnifying Party (as defined herein) shall have reimbursed the Indemnified Party for all Damages in accordance with this Article XI.

Section 11.02         INDEMNIFICATION.

(a)           By Seller. Subject to Section 11.03, from and after the Closing, Seller shall indemnify, reimburse, defend and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns (“Buyer Group Members”) from and against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, fines, penalties, judgments, claims and expenses (including reasonable expenses of investigation and reasonable fees and disbursements of attorneys) (collectively, the “Damages”), incurred in connection with, arising out of, resulting from or incident to (i) any breach of, or failure to comply with, any covenant or agreement of Seller herein; (ii) the inaccuracy or breach of any representation or warranty made by Seller in this Agreement or in any Seller Ancillary Agreement; (iii) the Excluded Liabilities; (iv) any failure by Seller to obtain any Required Seller Third Party Consent; or (v) any failure by Seller to comply with any applicable bulk sales law, except that this clause (v) shall not affect the obligation of Buyer to pay and discharge the Assumed Liabilities.

(b)           By Buyer. Subject to Section 11.03, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (“Seller Group Members”) from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of, or failure to comply with, any covenant or agreement of Buyer herein (other than the covenants and agreements of Buyer set forth in Section 4.02, as to which the provisions of such Section shall apply exclusively with respect to any claims relating thereto); (ii) the inaccuracy or breach of any representation or warranty made by Buyer in this Agreement or in any Buyer Ancillary Agreement; (iii) the failure of Buyer to assume, pay, perform and discharge any Assumed Liabilities; or (iv) any Third Party Claim relating to Buyer’s operation of the Business, use of the Purchased Assets or sale of the Product, in each case following Closing (unless such Third Party Claim relates to or arises from matters with respect to which Buyer Group Members are entitled to indemnification pursuant to Section 11.02(a) (including any breach by Seller of any representation, warranty, covenant or agreement set forth herein).

(c)           Procedures.  (i)  The Buyer Group Member or Seller Group Member seeking indemnification hereunder (the “Indemnified Party”) shall give the party obligated to provide indemnification hereunder (the “Indemnifying Party”) written notice (an “Indemnification Claim Notice”) of any Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 11.02(a) or Section 11.02(b), as applicable.  The failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  Each Indemnification Claim Notice must contain a reasonable description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time).

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Damages.

(ii)           After the giving of any Indemnification Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XI shall be determined:  (A) by the written agreement between the Indemnified Party and the Indemnifying Party; (B) by a final judgment or decree of any court of competent jurisdiction; or (C) by any other means to which the Indemnified Party and the Indemnifying Party shall agree.  The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  The Indemnified Party shall have the burden of proof in establishing the amount of Damages suffered by it.

(d)           Third Party Claims.  (i)  Subject to Section 11.02(d)(ii), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any claim of any third party against such Indemnified Party that is subject to indemnification as provided for in Section 11.02(a) or Section 11.02(b) (a “Third Party Claim”), and in any such case the Indemnifying Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that:

(A)          the Indemnifying Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Party Claim as to which the Indemnified Party has so elected to conduct and control the defense thereof; and

(B)           the Indemnified Party shall not, without the written consent of the Indemnifying Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such Third Party Claim, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such Third Party Claim shall be adversely determined, such Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party.

Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Party Claim without such consent, provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

(ii)           If any Third Party Claim against any Indemnified Party is solely for money damages or, where Seller is the Indemnifying Party, will have no continuing effect in any material respect on the Business or the Purchased Assets, then the Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

settlement of any such Third Party Claim as to which indemnification will be sought by an Indemnified Party from an Indemnifying Party hereunder if the Indemnifying Party has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnifying Party has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Party Claim as to which the Indemnifying Party has so elected to conduct and control the defense thereof.  Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Party Claim, provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnifying Party to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

Section 11.03         LIMITATIONS.

(a)           (i)  Notwithstanding Section 11.02(a), Seller will not be required to indemnify Buyer pursuant to clause (ii) of Section 11.02(a) for Damages that exceed a maximum aggregate liability of $17,500,000; provided, that such limitation shall not apply to the Damages in connection with any indemnification claims arising out of a breach of Seller’s representations and warranties in Sections 6.01, 6.02, 6.03, 6.11(a) and 6.12.

(ii)           Notwithstanding Section 11.02(b), Buyer will not be required to indemnify Seller pursuant to clause (ii) of Section 11.02(b) for Damages that exceed a maximum aggregate liability of $17,500,000; provided, that such limitation shall not apply to the Damages in connection with any indemnification claims arising out of a breach of Buyer’s representations and warranties in Sections 7.01, 7.02, 7.03 and 7.06.

(b)           The amount of any Damages under Section 11.02(a) or Section 11.02(b), as the case may be, shall be reduced by the net amount of any insurance proceeds paid to the Indemnified Party relating to such claim, after upward adjustment for any insurance proceeds repayment obligations owed as a result of receipt of such indemnification and any increase in premiums resulting from the payment of such insurance proceeds.

(c)           THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT SUCH DAMAGES RESULT FROM A THIRD PARTY CLAIM; PROVIDED, HOWEVER, THIS EXCLUSION IS NOT INTENDED TO, NOR SHALL, EXCLUDE ACTUAL OR COMPENSATORY DAMAGES OF THE AFFECTED PARTY, INCLUDING SUCH DAMAGES RESULTING FROM A THIRD PARTY CLAIM.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 11.04         REMEDIES EXCLUSIVE.

Except with respect to claims based on fraud, claims for equitable relief, remedies that cannot be waived as a matter of law and injunctive and provisional relief (including specific performance), from and after the Closing, the remedies set forth in this Article XI shall be exclusive and in lieu of any other remedies that may be available to the parties pursuant to any statutory or common law with respect to any Damages of any kind or nature incurred directly or indirectly resulting from or arising out of any breach of this Agreement (including alleged breaches or inaccuracies of any representation, warranty or covenant or for any alleged misrepresentation) or the transactions contemplated hereby.  Nothing herein is intended to, nor shall be construed to, affect, have an interpretative effect on, modify or terminate any other contract between either party hereto or its Affiliates or any rights or obligations under any such contracts.

Section 11.05         SET-OFF.

Buyer shall have the right, exercisable by delivery of written notice to Seller, (a) to set off against, and reduce the amount otherwise payable in respect of, any Net Sales Milestone Payment otherwise payable to Seller any Damages to which a Buyer Group Member is entitled to be reimbursed as determined pursuant to Section 11.02(c)(ii) and (b) to deposit into an escrow account with an escrow agent mutually agreed upon by Buyer and Seller all or such portion of any Net Sales Milestone Payment otherwise payable to Seller in an amount equal to the amount of any Damages for which any Buyer Group Member has delivered an Indemnification Claim Notice pursuant to Section 11.02(c)(i) and with respect to which the amount of Damages that the Buyer Group Member is entitled to be reimbursed has not yet been determined pursuant to Section 11.02(c)(ii), which escrowed amount shall be disbursed to the Buyer Group Member and/or Seller, as appropriate, once the amount of Damages that the Buyer Group Member is entitled to be reimbursed has been determined pursuant to Section 11.02(c)(ii).  If any Damages for which any Buyer Group Member is entitled to be indemnified pursuant to this Article XI are not satisfied by set-off against the Net Sales Milestone Payments, such indemnification payment shall be made by Seller in cash.

Section 11.06         ADJUSTMENT TO PURCHASE PRICE.

Buyer and Seller each agrees to report each indemnification payment hereunder as an adjustment to the purchase price being paid for the Purchased Assets for federal income Tax purposes unless the Indemnified Party determines in good faith that such reporting position is incorrect (it being understood that if any reporting position is later disallowed in any administrative or court proceedings, the Indemnifying Party shall indemnify the Indemnified Party for the effects of such disallowance, and it being further understood that the obligations under this parenthetical clause shall remain in effect without limitation as to time).

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 11.07         TAX MATTERS.

Notwithstanding anything to the contrary in this Agreement, if there shall be any conflicts between the provisions of this Article XI and Section 8.13, the provisions of Section 8.13 shall govern all matters relating to Taxes.

ARTICLE XII.    TERMINATION AND ABANDONMENT

Section 12.01         METHODS OF TERMINATION.

Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing:

(a)           by mutual written agreement of Seller and Buyer;

(b)           by either Seller or Buyer if the Closing shall not have occurred by August 31, 2007; provided, however, that the right to terminate this Agreement under this Section 12.01(b) shall not be available to any party if such party’s action or failure to act shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date and such action or failure to act constitutes a breach of this Agreement;

(c)           by either Seller or Buyer, if a Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated hereby, which Law or Order is final and non-appealable; or

(d)           by either Seller or Buyer in the event of the material breach by the other party of any of the other party’s agreements, representations or warranties contained herein that remains uncured for a period of 15 days after written notice and demand for cure thereof by the non-breaching party, unless such breach is not capable of cure in which event the non-breaching party may terminate immediately.

Section 12.02         PROCEDURE UPON TERMINATION.

In the event of termination and abandonment under Section 12.01 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by the parties hereto.  If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(a)           All confidential information received by any party hereto with respect to the business of any other party or its Affiliates shall be treated in accordance with Section 13.01; and

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)           No party hereto and none of their respective directors, officers, stockholders, Affiliates or controlling Persons shall have any further liability or obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 12.02, except that (i) nothing in this Section 12.02 shall prejudice any rights, claims, or causes of action that may have accrued hereunder or with respect hereto prior to the date of such termination, (ii) nothing herein shall relieve any party from liability for its willful breach of this Agreement and (ii) the provisions of Article XIII shall survive any termination of this Agreement.

ARTICLE XIII.    MISCELLANEOUS

Section 13.01         CONFIDENTIALITY.

Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, if the transactions contemplated hereby are not consummated, each party will return to the other party or destroy all copies of nonpublic documents and materials which have been furnished in connection therewith.  Such documents, materials and information shall not be communicated to any third party (other than, in the case of Buyer, to its counsel, accountants or financial advisors, and in the case of Seller, to its counsel or accountants).  No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Business or the Purchased Assets.  The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than the other party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

Section 13.02         NOTICES.

All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or delivered by nationally recognized overnight courier that maintains records of delivery to the parties at the following addresses or facsimile numbers:

If to Buyer to:

Anesta AG
Baarerstrasse 23

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CH – 6300 Zug
Switzerland
Telephone:  ++41-41-729 80 60
Facsimile:  ++41-41-729 80 66

With copies to:

Cephalon, Inc.
41 Moores Road
P.O. Box 4011
Frazer, Pennsylvania 19355
Attention:  General Counsel
Telephone:  (610) 344-0200
Facsimile:  (610) 344-0065

and

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Pran Jha
Telephone:  (312) 853-7000
Facsimile:  (312) 853-7036

If to Seller to:

E. Claiborne Robins Company, Inc.
3969 Deep Rock Road
P.O. Box 71600
Richmond, Virginia 23233
Attn:  E. Claiborne Robins, Jr.
Telephone:  (804) 527-1950
Facsimile:  (804) 527-1959

With copies to:

Cantor Arkema, P.C.
1111 E. Main Street
P.O. Box 561
Richmond, Virginia 23219
Attn:  Grant S. Grayson
Telephone:  (804) 644-1400
Facsimile:  (804) 225-8706

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon receipt, (b) if delivered by facsimile to the facsimile number as provided in this Section, be deemed given upon receipt by the sender of the answer back confirmation, (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given three (3) Business Days after it is sent and (d) if delivered by overnight courier to the address provided in this Section, be deemed given one (1) Business Day after it is sent upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto in accordance with the terms of this Section.

Section 13.03         ENTIRE AGREEMENT.

This Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

Section 13.04         WAIVER.

Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

Section 13.05         AMENDMENT.

This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each party hereto.

Section 13.06         THIRD PARTY BENEFICIARIES.

The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

Section 13.07         ASSIGNMENT; BINDING EFFECT.

Prior to the Closing, neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party hereto without the prior written consent of the other

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

party hereto, and any attempt to do so will be void, except that the rights of Buyer hereunder may be assigned, in whole or in part, prior to the Closing, without the consent of Seller, to Parent or to any corporation or limited liability company all of the outstanding capital stock or membership interests of which are owned or controlled by Buyer, provided that Buyer shall not be released from any of its obligations hereunder by reason of such assignment.  Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.  This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

Section 13.08         HEADINGS.

The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 13.09         SEVERABILITY.

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 13.10         GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

Section 13.11         VENUE.

Each party hereby irrevocably submits to the jurisdiction of, and agrees that any action arising out of this Agreement shall be brought in, (i) the United States District Court for the Southern District of New York or, if such federal jurisdiction is unavailable, the state courts in the Borough of Manhattan, City of New York, (ii) the United States District Court for the Eastern District of Pennsylvania or, if such federal jurisdiction is unavailable, the state courts in the County of Chester, Pennsylvania, or (iii) the United States District Court for the Eastern District of Virginia or, if such federal jurisdiction is unavailable, the state courts in the City of Richmond, Virginia, and each party hereby irrevocably waives any objection which such party may now or hereafter have to the laying of improper venue or forum non conveniens in any such jurisdiction.  Each party agrees that a judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.  Any

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

and all service of process and any other notice in any such suit, action or proceeding with respect to this Agreement shall be effective against a party if given as provided herein.

Section 13.12         EXPENSES; ATTORNEY’S FEES.

(a)           Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

(b)           In the event a Party brings an action to enforce any terms and provisions of this Agreement in a court of law or equity, the non-prevailing Party in such action shall pay all of the out-of-pocket costs incurred by the prevailing Party, including reasonable attorney’s fees.

Section 13.13         COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the date first above written.

ANESTA AG

By:	/s/ J. Kevin Buchi
Name:	J. Kevin Buchi
Title:	Chairman

E. CLAIBORNE ROBINS COMPANY, INC.

By:	/s/ E. Claiborne Robins, Jr.
Name:	E. Claiborne Robins, Jr.
Title:	President & CEO